UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 16, 2014

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

24025 Park Sorrento, Suite 410, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 12, 2014, NetSol Technologies, Inc. (the "Company") convened its annual meeting of shareholders.  The following 2 proposals were submitted to a vote of security holders.  Of the total issued and outstanding shares as of May 1, 2014, the record date, 77.94% or 7,133,081 shares voted in this election.  Broker non-votes, which are voted in the ratification of appointment of auditors, are present for purposes of establishing a quorum, but are not considered voted in other proposals.

1.  Election of Directors

The following persons were elected directors of the Company to hold office until the next Annual General Meeting of the Shareholders.  A total of 2,007,596 shares of common stock cast votes.  The following sets forth the tabulation of the shares voted for each director:

Director	For	Withhold	% of Total Voted For
Najeeb Ghauri	1,969,684	333,326	85.50%
Naeem Ghauri	1,956,792	346,218	84.97%
Asad Ghauri	1,935,867	367,143	84.06%
Shahid Burki	1,745,322	557,688	75.78%
Eugen Beckert	1,718,684	584,326	74.63%
Mark Caton	1,736,414	566,596	75.40%
Jeffrey Bilbrey	1,730,969	572,041	75.16%

2.  Ratification of Appointment of Auditors

Kabani & Company Inc. was appointed as Auditors for the Company for the fiscal year ended June 30, 2014.  The following sets forth the tabulation of the shares voting for this matter.

Total Shares Voted	For	Against	Abstain	% of Total Voted in Favor
7,133,081	6,631,461	397,688	121,931	92.71%

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date:	June 16, 2014	/s/Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date:	June 16, 2014	/s/ Roger K. Almond
ROGER K. ALMOND
Chief Financial Officer